SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 01/31/2004
FILE NUMBER 811-01474
SERIES NO.: 5


74U.     1.   Number of shares outstanding
              Class A Shares                  463
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                  101
              Class C Shares                  220
              Class K Shares               10,850
              Investor Class Shares        80,153

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares              $ 11.68
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares              $ 11.54
              Class C Shares              $ 11.04
              Class K Shares              $ 11.65
              Investor Class Shares       $ 11.65